Exhibit 99.1
FERRO CORPORATION      1000 Lakeside Avenue         Cleveland, OH         44114-1147 USA         Phone: 216/641-8580
NEWS RELEASE
Ferro Announces Public Offering of Common Stock
CLEVELAND—October 27, 2009—Ferro Corporation (NYSE: FOE) announced today that it is offering to sell, subject to market and other conditions, 29,500,000 shares of common stock in an underwritten offering. The underwriters have been granted an over-allotment option to purchase up to an additional 4,425,000 shares of common stock.
Ferro intends to use up to $50 million of the net proceeds from this offering to pay the costs associated with its restructuring programs and strategic initiatives. Ferro will use any remaining net proceeds to reduce borrowings under its credit facility and pay fees and expenses in connection with the amendment and restatement of such facility. The amendment and restatement of the credit facility, which, among other things, extends the maturity of the revolving portion of the credit facility for one year through June 2012, is conditioned upon Ferro raising at least $150 million in gross proceeds from the offering. The amendment and restatement of the credit facility is described in more detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2009.
Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. are acting as joint book-running managers for the offering. KeyBanc Capital Markets Inc. is acting as the co-lead manager, Citigroup Global Markets Inc. and PNC Capital Markets LLC are acting as senior co-managers and First Analysis Securities Corporation and RBS Securities Inc. are acting as co-managers for the offering.
A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the Securities and Exchange Commission and are available on its website, www.sec.gov. A copy of the preliminary prospectus supplement and accompanying prospectus related to this offering may be obtained from Credit Suisse Securities (USA) LLC, One Madison Avenue, 1B, New York, New York 10010-3629, or by calling (800) 221-1037, or from J.P. Morgan Securities Inc. via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling (631) 254-1735.
This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective.
About Ferro Corporation
Ferro Corporation is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end

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markets, including electronics, solar energy, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings and industrial products. Headquartered in Cleveland, Ohio, the Company has approximately 5,400 employees globally and reported 2008 sales of $2.2 billion.
Cautionary Note on Forward-Looking Statements
Certain statements in this Ferro press release may constitute “forward-looking statements” within the meaning of federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and often beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:
•	Our ability to successfully complete the proposed offering due to market conditions or for any other reason.

•	Our products are sold into industries where demand is unpredictable, cyclical or heavily influenced by consumer spending, and such demand may be impacted by macro-economic circumstances and uncertainties in credit markets.

•	We are subject to a number of restrictive covenants in our credit facilities, and those covenants could affect our flexibility in funding strategic initiatives and lead to challenges in meeting our liquidity requirements, particularly if weak economic conditions continue for a prolonged period.

•	We depend on external financial resources and the economic environment and credit market could interrupt our access to capital markets, borrowings or financial transactions to hedge certain risks, which could adversely affect our financial condition.

•	We have initiated and intend to initiate several restructuring programs to improve our operating performance and achieve cost savings, but we may not be able to implement and/or administer these programs in the manner contemplated and these restructuring programs may not produce the desired results.

•	Interest rates on some of our borrowings are variable, and our borrowing costs could be affected adversely by interest rate increases.

•	Many of our assets are encumbered by liens that have been granted to lenders, and those liens affect our flexibility to dispose of property and businesses.

•	We have significant deferred tax assets, and our ability to utilize these assets will depend on our future performance.

•	Our ability to use our net operating loss carryforwards and other tax attributes may be subject to limitation due to significant changes in the ownership of our common stock.

•	We are subject to certain continued listing requirements with the NYSE, including share price, shareholders’ equity and market capitalization, and noncompliance with these NYSE rules could result in the delisting of our common stock from the NYSE.

•	We depend on reliable sources of energy and raw materials, including petroleum-based materials and other supplies, at a reasonable cost, but availability of such materials and supplies could be interrupted and/or the prices charged for them could escalate.

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•	The markets in which we participate are highly competitive and subject to intense price competition.

•	We strive to improve operating margins through sales growth, price increases, productivity gains, improved purchasing techniques and restructuring activities, but we may not be successful in achieving the desired improvements.

•	The global scope of our operations exposes us to risks related to currency conversion rates and changing economic, social and political conditions around the world.

•	We have a growing presence in the Asia-Pacific region where it can be difficult for a U.S.-based company to compete lawfully with local competitors.

•	Regulatory authorities in the United States, European Union and elsewhere are taking a much more aggressive approach to regulating hazardous materials, and those regulations could affect our sales.

•	Our operations are subject to operating hazards and, as a result, to stringent environmental, health and safety regulations and compliance with those regulations could require us to make significant investments.

•	We are a defendant in several lawsuits that could have an adverse effect on our financial condition and/or financial performance unless they are successfully resolved.

•	Our businesses depend on a continuous stream of new products, and failure to introduce new products could affect our sales and profitability.

•	We are subject to stringent labor and employment laws in certain jurisdictions in which we operate, we are party to various collective bargaining arrangements, and our relationship with our employees could deteriorate, which could adversely impact our operations.

•	Employee benefit costs, especially post-retirement costs, constitute a significant element of our annual expenses, and funding these costs could adversely affect our financial condition.

•	We are exposed to intangible asset risk.

•	We have in the past identified material weaknesses in our internal controls, and the identification of any material weaknesses in the future could affect our ability to ensure timely and reliable financial reports.

•	We are exposed to risks associated with acts of God, terrorists and others, as well as fires, explosions, wars, riots, accidents, embargoes, natural disasters, strikes and other work stoppages, quarantines and other governmental actions and other events or circumstances that are beyond our control.
Additional information regarding these risk factors can be found in the Company’s Annual Report on Form 10-K for the period ended December 31, 2008.
The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.
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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com
MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com

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